Exhibit 10.33

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS AGREEMENT made on [________] (the “Date of Grant”)

AMONG:

Xenon Pharmaceuticals Inc., a company incorporated under the laws of Canada

(the “Company”)

AND:

[First Name, Last Name, Title]
(the “Grantee”)

WHEREAS:

A. The Grantee is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person otherwise approved by the Board of Directors as an “Eligible Person”; and

B. The Company considers that the grant to the Grantee of a Restricted Share Unit Award will promote the interests of the Company by furnishing the Grantee with greater incentive to further develop and promote the business and financial success of the Company and by furthering the identity of interest of the Grantee with the shareholders of the Company generally through potential share ownership in the Company;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual premises and respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1.
Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, words and terms used herein will have the meanings set forth herein. To the extent a capitalized term is used herein and not otherwise defined, it shall have the meaning prescribed under the Plan:

(1)
“Affiliate” has the meaning ascribed thereto under the Canada Business Corporations Act in effect on the date hereof;
(2)
“Board of Directors” means the board of directors of the Company for the time being;
(3)
“Business Day” means a day other than Saturday, Sunday and any other day which is a legal holiday in British Columbia;
(4)
“Common Shares” means common shares without par value in the capital of the Company;
(5)
“Compensation Committee” means the Compensation Committee of the Board of Directors;

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(6)
“Legal Representative” means a committee or duly appointed attorney of the Grantee or of the estate of the Grantee on the grounds that the Grantee is incapable, by reason of physical or mental infirmity, of managing his or her affairs;
(7)
“Plan” means the Amended and Restated 2014 Equity Incentive Plan of the Company, as the same may from time to time be supplemented or amended and in effect;
(8)
“Separate Agreement” has the meaning under Section 2.6(2) of this Agreement;
(9)
“subsidiary” has the meaning ascribed thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re enacted.
1.2.
Interpretation

For the purposes of this Agreement, except as otherwise provided:

(10)
“this Agreement” means this Restricted Share Unit Award Agreement as it may from time to time be supplemented or amended and in effect, and which is deemed to be an Award Agreement in accordance with the Plan;
(11)
all references in this Agreement to “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;
(12)
the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(13)
the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;
(14)
the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting whether or not non‑limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto;
(15)
where the time for doing an act falls or expires on a day other than a Business Day, the time for doing such act is extended to the next day which is a Business Day;
(16)
any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation; and
(17)
any other capitalized terms not defined herein but defined in the Plan shall have the meaning as set out in the Plan.

ARTICLE II

THE RSUS

2.1
Grant

Subject to the provisions of this Agreement and the Plan, on the Date of Grant set forth above, the Company hereby grants to the Grantee a Restricted Share Unit Award consisting of [•] restricted share units (the “RSUs”), giving the Grantee the conditional right to receive, on the terms and conditions provided herein and in the Plan, one Common Share with respect to each RSU forming part of this Award, subject to adjustment pursuant to Section 10.3 of the Plan in respect of transactions occurring after the date hereof. The RSUs will vest, if at all, in accordance with the terms set forth on Exhibit A hereto.

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2.2 Nontransferability of RSUs

The Restricted Share Unit Award is not transferable or assignable by the Grantee except as expressly permitted under Section 10.2 of the Plan.

2.3 Issuance of Shares

The Company will have no obligation to issue Common Shares upon the vesting or settlement of the RSUs unless the Board of Directors is satisfied that the issuance of such Common Shares to the Grantee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or posted for trading.

2.4 Compliance with Laws

The Board of Directors may from time to time take such steps and require such documentation from the Grantee which in its opinion is necessary or desirable to ensure compliance with all applicable laws. The Board of Directors may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the settlement of any RSUs in order to ensure such compliance, including the endorsement of a legend on any certificate representing Common Shares acquired on the settlement of the RSUs to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

2.5 Delivery of Share Certificates

Subject to Sections 2.3 and 2.4, the Company will, as soon as practicable after the issuance of any Common Shares in settlement of the RSUs, issue and deliver a certificate or certificates representing the Common Shares so issued.

2.6 Vesting Conditions; Cessation of Employment; Change of Control

(1)
Vesting Conditions. Except as provided in Section 2.6(2) and Section 2.6(3) below, the RSUs shall vest on the applicable “Vesting Date” (as such term is defined in Exhibit A); provided, that no RSUs shall vest pursuant to this Agreement unless the Grantee has continuously remained an Eligible Person from the Date of Grant through the applicable Vesting Date.
(2)
Cessation of Employment. Except as expressly provided for in this Agreement or in a written employment or service agreement, offer letter, change in control severance agreement, or any other agreement that, prior to the Date of Grant, has been entered into between the Grantee and the Company or any subsidiary of the Company or any Affiliate of the Company (such agreement, a “Separate Agreement”), if the Grantee ceases to be an “Eligible Person” for any reason, including due to termination of employment by the Company or any of its subsidiaries or any of its Affiliates without Cause or alleged constructive dismissal or due to voluntary termination by the Grantee, all outstanding RSUs granted under this Agreement will automatically and immediately be cancelled for no consideration on the effective date of such termination, which shall be deemed to be the last day the Grantee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and no statutory, contractual or common law notice entitlement or any entitlement to compensation in lieu of such notice shall operate to extend the vesting of the RSUs past said deemed termination date.
(3)
Change of Control. Notwithstanding anything to the contrary in the Plan or this Agreement, in the event of a Change of Control, the treatment of the RSUs in connection with such Change of Control shall be as set forth in Exhibit A.

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For greater certainty, for the purpose of this Agreement and the Plan, the date on which the employment of the Grantee is terminated without Cause or pursuant to voluntary resignation shall be deemed to be the last day the Grantee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any period following such date during which the Grantee is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice.

Further, and notwithstanding the above, and for greater certainty for the purposes of this Agreement and the Plan, if the Grantee’s employment is terminated by the Company, any of its subsidiaries or any of its Affiliates and prior thereto, concurrently therewith or immediately thereafter the Grantee commences employment with the Company, any of its subsidiaries or any of its Affiliates, as the case may be, the Grantee will not cease to be an “Eligible Person” and the vesting of the RSUs will not change as a result of such event.

Further, and notwithstanding the above, the Board of Directors may at its discretion accelerate the vesting of the RSUs, provided that the Board of Directors determines that such acceleration is appropriate and in the best interest of the Company in the circumstances and it is agreed and acknowledged that there is no obligation on the Board of Directors to exercise such discretion nor shall the Board of Directors be required to provide reasons for exercise or non-exercise of such discretion.

2.7 Settlement of RSUs

The Company shall, as soon as practicable upon the vesting of a RSU hereunder but in no event later than March 15th of the year following the year in which the applicable RSU vests, with respect to each such RSU that so vests, transfer one (1) Common Share to the Grantee (or, in the event of the Grantee’s death, to the person to whom this Restricted Share Unit Award has passed by will or the laws of descent and distribution).

2.8 Forfeiture; Recovery of Compensation

The Board of Directors may cancel, rescind, withhold or otherwise limit or restrict this Restricted Share Unit Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting this Restricted Share Unit Award, the Grantee expressly acknowledges and agrees that his or her rights under this Restricted Share Unit Award, and those of any permitted transferee of this Restricted Share Unit Award, including the right to any Common Shares acquired under this Restricted Share Unit Award or proceeds from the disposition thereof, are subject to the Xenon Pharmaceuticals Clawback Policy, as such policy may be amended and in effect from time to time (and any successor or similar policy), to the extent applicable, and Section 10.6 of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 5.12 of this Agreement.

2.9 Dividends; Other Rights

This Restricted Share Unit Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Common Shares (if any) to the Grantee. The Grantee is not entitled to vote any Common Shares by reason of the granting of this Restricted Share Unit Award nor is the Grantee entitled to receive or be credited with any dividends declared and payable on any Common Share prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those Common Shares, if any, that are actually delivered under this Restricted Share Unit Award.

2.10 Taxes

The Grantee expressly acknowledges that the vesting and/or settlement of the RSUs acquired hereunder may give rise to “wages” subject to withholding. So as to ensure that the Company will be able to comply with the applicable obligations under any federal, provincial, state or local law relating to the withholding of tax or other required deductions, the Company shall withhold or cause to be withheld from any amount payable to a Grantee,

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either under this Restricted Share Unit Award or otherwise, such amount as may be necessary to permit the Company to so comply. Unless otherwise agreed to between the Company and the Grantee, the Grantee authorizes the Company, on behalf of the Grantee, to sell or otherwise dispose of such portion of the Common Shares acquired by the Grantee on the settlement of the RSUs as is necessary to provide sufficient funds to the Company to enable it to satisfy any liability for any such withholding obligations. The Company shall remit the applicable portion of the net proceeds of such sale (after deduction of all fees commissions or costs in respect of such sale) to the appropriate governmental authority and shall remit to the Grantee any unapplied balance of the net proceeds of such sale. Any sale will be made at prevailing market prices and the Company shall not be under any obligation to obtain or indemnify the Grantee in respect of a particular price for the Common Shares so sold.

Notwithstanding anything in this Agreement to the contrary, the Grantee acknowledges and agrees that the Grantee shall remain fully responsible for satisfying his or her tax obligations relating to the Restricted Share Unit Award in all cases and nothing in this Section 2.10 shall be construed as relieving the Grantee of any liability for satisfying his or her tax obligations relating to the Restricted Share Unit Award.

2.11 Employment Agreement Clarification

Each of the Company and the Grantee hereby acknowledges and agrees that references to “deferred compensation” in Section [•] and Section [•] of the employment agreement between the Grantee and the Company or its affiliate shall include restricted stock units, other equity or equity-based awards, and other deferred compensation awards or rights, as applicable. This Section 2.11 shall survive the vesting and/or termination of the Restricted Share Unit Award and shall serve to modify such employment agreement.

ARTICLE III

ADJUSTMENTS

3.1
Adjustments

This Agreement will be amended by the Company unilaterally (without the need of consent or notice to the Grantee) upon the occurrence of the events referred to in Section 10.3(a) of the Plan so that the rights of the Grantee hereunder, including the number of Common Shares subject to the Restricted Share Unit Award, will be adjusted in accordance with the provisions set forth in the Plan. Successive adjustments will be made in the case of the occurrence of more than one such event as provided for therein, but, in the case of each such event, only from and after the occurrence of such event. Without limiting the other provisions of this Agreement, this Restricted Share Unit Award is subject to the provisions of Section 10.3 of the Plan.

ARTICLE IV

COVENANTS AND REPRESENTATIONS

4.1
Representations and Covenants of the Company
(1)
The Company hereby covenants that it will reserve or cause to be reserved for allotment sufficient Common Shares for issue to the Grantee of all Common Shares which may become issuable from time to time under the Restricted Share Unit Award.
(2)
The Company represents that the Grantee is a bona fide employee of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person who is approved as an “Eligible Person” by the Board of Directors.

4.2 Representations and Covenants of the Grantee

The Grantee hereby represents and covenants that:

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(1)
the Grantee is a director, officer, employee or Consultant of the Company or of a subsidiary of the Company or of an Affiliate of the Company or a person who is approved as an “Eligible Person” by the Board of Directors on the Date of Grant;
(2)
the Grantee’s participation in the Plan is voluntary and the Grantee has not been induced to enter into this Agreement by the expectation of employment or continued employment with the Company or any subsidiary of the Company or any Affiliate of the Company;
(3)
the Grantee is aware that the grant of the Restricted Share Unit Award and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document (other than a registration statement on Form S-8 with the United States Securities and Exchange Commission) qualifying the distribution of the RSUs or the Common Shares to be distributed thereunder under any applicable securities laws and if such exemption for any reason becomes unavailable, the obligation of the Company to grant any RSUs or issue any Common Shares upon the vesting or settlement of any RSUs will cease;
(4)
if the Grantee ceases to be an “Eligible Person” due to termination of employment by the Company, any of its subsidiaries or any of its Affiliates without cause or alleged constructive dismissal or due to voluntary termination by the Grantee, the Grantee will not make any claims for continued vesting of RSUs past the effective date of such termination, which shall be deemed to be the last day the Grantee actively works in the business of the Company, any of its subsidiaries or any of its Affiliates (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and will not make any claims for compensation in lieu of statutory, contractual or common law notice or damages relating thereto;
(5)
if the Grantee or the Legal Representative of the Grantee receives any Common Shares in respect of the RSUs, the Grantee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares received in respect of the RSUs, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may be listed or posted for trading, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States; and
(6)
the Grantee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Grantee’s tax liabilities and the Grantee will not make any claim against the Company, any of its subsidiaries, any of its Affiliates or any of their respective officers, directors or employees related to tax liabilities arising from the RSUs or any of the Grantee’s other compensation.

ARTICLE V

MISCELLANEOUS

5.1 Section 409A

This Restricted Share Unit Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent. Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A of the Code.

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5.2 Notices

Any notice or other communication required or permitted to be delivered under this Agreement will be considered delivered only if in writing and when it is actually delivered (which delivery may be by telex, telecopy or other telecommunications device) to the attention of the party to whom it is intended at the principal business address of the Company, if addressed to the Company, or to the address specified above, if to the Grantee, or to such other address as such party may designate to the other party by notice in writing delivered in accordance with this Section 5.2.

5.3 Interpretation; Administration

Any question arising as to the interpretation of this Agreement will be determined by the Board of Directors and/or the Compensation Committee and, absent manifest error, such determination will be conclusive and binding on the Company and the Grantee. Either the Board of Directors or the Compensation Committee may administer and make determinations under this Agreement and references to the Board of Directors in this Agreement shall refer to the Board of Directors and/or the Compensation Committee, as applicable.

5.4 Further Assurances

Each of the parties hereto will, on demand by the other party hereto, execute and deliver all such further documents and instruments and do all such further acts and things as the party may either before or after the execution and delivery of this Agreement reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

5.5 Severability

If any provision of this Agreement is determined to be void, illegal or unenforceable, such provision will be construed to be separate and severable from this Agreement and will not impair the validity, legality or enforceability of any other provision of this Agreement and the remainder of this Agreement will continue to be binding on the parties hereto as if such provision had been deleted.

5.6 No Assignment

Neither this Agreement nor the Restricted Share Unit Award may be assigned, transferred or charged in whole or in part by the Grantee, and any purported assignment, transfer or charge shall cause this Agreement and the Restricted Share Unit Award to lapse forthwith and be null and void after that time.

5.7 Burden and Benefit

This Agreement will be binding upon and will enure to the benefit of the Company and its successors and assigns and the Grantee and, if applicable, his or her Legal Representative.

5.8 Time

Time will be of the essence in this Agreement.

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5.9 Effect on Employment

Neither the grant of this Restricted Share Unit Award, nor the issuance of Common Shares upon the vesting or settlement of any RSUs, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her employment at any time.

5.10 Governing Law and Jurisdiction

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia. Subject to any written agreement between the parties, the parties will submit all their disputes arising out of or in connection with this Agreement to the exclusive jurisdiction of the courts of British Columbia.

5.11 Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future awards that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means, including, without limitation, by posting them on a website maintained by the Company or a third party under contract with the Company or through such methods indicated in this Agreement. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

If the Company posts such documents on a website, it shall notify the Grantee by e-mail or such other reasonable manner as then determined by the Company.

5.12 Incorporation of the Terms of the Plan

This Agreement shall be deemed to have incorporated all the terms of the Plan and the RSUs granted hereunder shall be subject to the terms of the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XENON PHARMACEUTICALS INC.

By: _____________________________
Title: Corporate Secretary

_________________________________
[First Name Last_Name]

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Exhibit A

1.
General. The RSUs will vest as to [ ] of the RSUs on each of the first [ ] anniversaries of the Date of Grant (each such vesting date, a “Vesting Date”), subject to the Grantee continuously remaining an Eligible Person through the applicable Vesting Date.
2.
Treatment of RSUs on a Change of Control. Notwithstanding anything in this Exhibit A, the Plan, or the Agreement to the contrary, if the Grantee ceases to be a Service Provider due to a termination of employment by the Company without Cause or the Grantee terminates his or her employment for Good Reason (but only if the Grantee is party to a Separate Agreement that contains a definition of “Good Reason”), in either case within the twelve (12) month period following a Change of Control, to the extent any RSUs are outstanding and unvested immediately prior to such termination of employment, such outstanding RSUs, if any, will automatically vest in full upon such termination of employment.

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